Exhibits

Explanatory Note

MogulREIT I, LLC has prepared this Form 1-A solely for the purpose of filing Exhibit 4.2 pursuant to Rule 252(f)(1)(iii).

PART III —EXHIBITS

Index to Exhibits

Exhibit No.	Description
1.1*	Form of Amended and Restated Selling and Distribution Agreement between RM Sponsor, LLC and North Capital Private Securities Corporation
1.2*	Form of Amended and Restated Selling and Distribution Agreement between RM Sponsor, LLC and Mogul Securities, LLC
2.1*	Amended and Restated Certificate of Formation
2.2*	Form of Second Amended and Restated LLC Agreement
4.1* 4.2**	Form of Subscription Package Distribution Reinvestment Plan
6.1*	Form of Loan Servicing Agreement between MogulREIT I, LLC and Realty Mogul, Co.
6.2*	Form of Loan Servicing Agreement between MogulREIT I, LLC and Realty Mogul Commercial Capital, Co.
6.3*	Form of License Agreement between MogulREIT I, LLC and Realty Mogul, Co.
6.4*	Form of Shared Services Agreement between RM Adviser, LLC and Realty Mogul, Co.
6.5*	Form of Master Technology and Services Agreement between RM Technologies, LLC and RM Sponsor, LLC
6.6*	Form of Master Loan Purchase Agreement between Realty Mogul, Co. and Realty Mogul Commercial Capital, Co. and MogulREIT I, LLC
6.7*	Investment Sub-Management Agreement among Mogul REIT I, LLC and RM Adviser, LLC and American Assets Capital Advisers, LLC
10.1*	Power of Attorney (included on signature page)
11.1*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 12.1)
11.2*	Consent of CohnReznick LLP
11.3*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to tax matters
12.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to the legality of the securities being qualified
13.1*	Solicitation of Interest Materials — Press Release
13.2*	Solicitation of Interest Materials — Home Page
13.3*	Solicitation of Interest Materials — Landing Page
15.1*	Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.2*	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.3*	Non-public correspondence submitted by or on behalf of the issuer pursuant to Rule 252(d)

  * Previously filed

** Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8, 2017.

MogulREIT I, LLC

By:	RM Adviser, LLC, its Manager

	By:	/s/ Jilliene Helman
Name: Jilliene Helman
Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jilliene Helman	Chief Executive Officer of RM Adviser, LLC	March 8, 2017
Jilliene Helman	(Principal Executive Officer)

/s/ Karen Fleck	Chief Financial Officer of RM Adviser, LLC	March 8, 2017

                    Karen Fleck(Principal Financial Officer and Principal

Accounting Officer)